Exhibit 99.3

Littelfuse to Acquire IXYS Corporation Accelerating Growth in Power Control August 28, 2017

Additional Information Forward Looking Statements This presentation contains forward-looking statements, which address a variety of subjects including, for example, the expected timetable for closing of the proposed transaction between Littelfuse, Inc. (“Littelfuse”) and IXYS Corporation (“IXYS”) and the expected benefits and synergies of the proposed transaction. Statements that are not historical facts, including statements about Littelfuse’s beliefs, plans and expectations, are forward-looking statements. Such statements are based on Littelfuse’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability to satisfy the conditions to closing of the proposed transaction, on the expected timing or at all; the ability to obtain required regulatory approvals for the proposed transaction, on the expected timing or at all; the occurrence of any event that could give rise to the termination of the merger agreement; the risk of stockholder litigation relating to the proposed transaction, including resulting expense or delay; higher than expected or unexpected costs associated with or relating to the proposed transaction; the risk that expected benefits, synergies and growth prospects of the proposed transaction may not be achieved in a timely manner, or at all; the risk that IXYS’ business may not be successfully integrated with Littelfuse’s following the closing; the risk that Littelfuse and IXYS will be unable to retain and hire key personnel; and the risk that disruption from the proposed transaction may adversely affect Littelfuse’s or IXYS’ business and their respective relationships with customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both Littelfuse’s and IXYS’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in each of Littelfuse’s and IXYS’ most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, Littelfuse does not undertake any obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances. Important Additional Information Will Be Filed with the SEC In connection with the proposed transaction, Littelfuse and IXYS intend to file relevant information with the SEC, including a registration statement of Littelfuse on Form S-4 (the “registration statement”) that will include a proxy statement of IXYS and that will also constitute a prospectus of Littelfuse (the “proxy statement/prospectus”). INVESTORS AND SECURITY HOLDERS OF IXYS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LITTELFUSE, IXYS AND THE PROPOSED TRANSACTION. The registration statement, proxy statement/prospectus and other documents filed by Littelfuse with the SEC may be obtained free of charge at LitteIfuse’s website at www.littelfuse.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from Littelfuse by requesting them by mail at Littelfuse, Inc., 8755 West Higgins Road, Suite 500, Chicago, Illinois 60631, Attention: Investor Relations, or by telephone at (773) 628-1000. The documents filed by IXYS with the SEC may be obtained free of charge at IXYS’ website at www.ixys.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from IXYS by requesting them by mail at IXYS Corporation, 1590 Buckeye Drive, Milpitas, California 95035, Attention: Investor Relations, or by telephone at (408) 457-9000. Participants in the Solicitation IXYS, Littelfuse and certain of their directors, executive officers and employees may be deemed participants in the solicitation of proxies from IXYS stockholders in connection with the proposed transaction. Information regarding the persons who may be deemed to be participants in the solicitation of IXYS stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Littelfuse and their ownership of Littelfuse common stock is set forth in Littelfuse’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the SEC on February 27, 2017, and its definitive proxy statement for the Littelfuse 2017 annual meeting of stockholders, which was filed with the SEC on March 16, 2017. Information about the directors and executive officers of IXYS and their ownership of IXYS common stock is set forth in IXYS’ Annual Report on Form 10-K for the fiscal year ended March 31, 2017, which was filed with the SEC on June 12, 2017, and the definitive proxy statement for IXYS’ 2017 annual meeting of stockholders, which was filed with the SEC on July 28, 2017. Free copies of these documents may be obtained as described in the paragraphs above.

Additional Information cont’d Non-Solicitation This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Use of Non-GAAP (Adjusted) Financial Measures The information provided in this presentation includes the non-GAAP financial measures “Adjusted EBITDA” and “Adjusted EBITDA margin.” These non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of fundamental business operations and should not be considered in isolation or a substitute for the comparable GAAP measure. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure is included in the appendix of this presentation. Management believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors regarding operational performance because they enhance an investor’s overall understanding of core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of fundamental business operations or were not part of business operations during a comparable period. Management believes that these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which Littelfuse operates, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that definitions of these non-GAAP financial measures differ from those terms as defined or used by IXYS Corporation and may differ from those terms as defined or used by other companies.

Transaction Summary

Purchase Price	▪ IXYS stockholders receive, for each IXYS share, $23.00 in cash or 0.1265 of a Littelfuse common share ▪ Transaction Equity Value of ~$750M plus assumption of net cash position of $95M (Enterprise Value of ~$655M) (1) ▪ Enterprise Value / Adjusted TTM EBITDA (2) of ~14.5x, and <9.0x pro forma with annualized cost synergies (3)
Consideration	▪ 50% of IXYS stock will be converted into the cash election and 50% converted to the equity election ▪ Post-acquisition, IXYS stockholders to own ~9% of Littelfuse outstanding shares
Synergies	▪ $30M+ annualized cost synergies within 2 years after close ▪ Revenue synergies and tax rate reduction provide additional longer term upside
Financial Impact	▪ Immediately accretive to adjusted EPS (4) and free cash flow (5) ▪ Synergized adjusted operating and EBITDA margins align to Littelfuse long-term financial model
Financing	▪ Cash portion of consideration will be funded through a mix of cash on hand and additional debt ▪ Littelfuse maintains strong balance sheet with Gross Debt / Adjusted TTM EBITDA of 2.4x (6)
Closing	▪ Expected to close in Q1 2018 ▪ Subject to satisfaction of customary closing conditions, including regulatory and IXYS stockholder approvals

(1) Based on Littelfuse's closing stock price on August 25, 2017 per Bloomberg.
(2) IXYS Adjusted TTM EBITDA as of 6/30/17. See appendix for Trailing Twelve Month (TTM) EBITDA calculation
(3) Reflects expected Adjusted EBITDA after the effect of $30 million in annualized cost synergies
(4) Including amortization of acquired intangibles and adjusting for one-time acquisition and integration related charges, and the fair value inventory step-up
(5) Free Cash Flow is defined as cash flow from operations less capital expenditures, adjusting for one-time acquisition and integration related charges
(6) Based on Pro Forma Adjusted TTM EBITDA estimate as of transaction close

Littelfuse
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Select Customers and Distributors Key Highlights Multi-market, integrated high power semiconductor company FY 2017 sales $322 million Worldwide operations with ~1,000 employees Primary manufacturing facilities in US, England and Germany Multi-disciplined technology with 450+ global patents Diverse customer base of 3,500+ Revenue Breakdown (1) Power Semis, 68% RF Power & Systems, 7% Integrated Circuits, 25% APAC, 43% North America, 26% Europe, 31% Industrial, 47% Comm., 16% Consumer, 13% Medical, 10% Transportation, 4% Other, 10% (1) IXYS Form 10-K for Fiscal Year ended March 31, 2017 and management estimates IXYS Snapshot Global Player in Power Semiconductors Product Segment Geography End - Market

Alignment With Strategy and M&A Priorities Strategic initiatives addressed by acquisition Core Consolidation Technology Geographic / Market Access Platform Building Circuit Protection Power Control Select Regions Power Control Commercial Vehicle Products Sensors Automotive Electronics Industrial Markets Accelerated Organic Growth 5% - 7% Complemented with Strategic M&A 5% - 7% Grow Circuit Protection Accelerate Power Control Double Sensor Platform Protect Control Sense Safety Connectivity Energy Efficiency Leverage Our Position Within Global Mega Trends Strategy to Accelerate Growth in Power Control Alignment With Strategic M&A Focus Areas

Strategic Rationale Clear Alignment to Five-Year Littelfuse Strategy Economies of scale to leverage technology and other investments Optimization of customer facing and operational structures, leveraging respective strengths Combined Critical Scale Technology and Product Expansion Adds significant engineering expertise and IP around power semiconductor technologies Capture design-in opportunities in high voltage industrial and automotive applications Complements existing investment in silicon carbide Expanded Footprint in Strategic Markets Significant expansion into industrial and electronics OEM markets Increased long-term penetration of power control products into automotive markets Strengthened position in Asia resulting from combined operations and salesforce Complementary Customers and Channels IXYS’ industrial OEM relationships via direct sales team provide market insight Increased content per vehicle through cross- selling of power control products in automotive Significant overlap in major global electronics distribution partnerships bolsters position in channel Accelerates High Growth Opportunities Provides opportunities to capture high growth end markets, such as: Renewable energy Industrial power supplies Electric vehicle charging infrastructure Industrial motor drives

Pro Forma Combination Overview

	Littelfuse	+	IXYS	=	Littelfuse + IXYS
Revenue [1]	$1,164M		$325M		$1,489M
Adj. EBITDA Margin[2] / Synergized Adj. EBITDA Margin [3]	23%[2]		14%[2]		21%[2] / 23%[3]
Revenue by End Market[4]	 Electronics Auto / Transportation Industrial		 Electronics Auto / Transportation Industrial		 Electronics Auto / Transportation Industrial
Revenue by Product Technology	 Power Control Circuit Protection Sensors		 Power Control		 Power Control Circuit Protection Sensors
Revenue by Geography	 Europe APAC Americas		 Europe APAC Americas		 Europe APAC Americas

Notes:
(1) Reflects TTM revenue as of 7/1/17 (Littelfuse) and 6/30/17 (IXYS)
(2) See appendix for Adjusted TTM EBITDA margin calculation
(3) Reflects Adjusted EBITDA after the effect of $30 million in annualized cost synergies
(4) Electronics: consumer electronics, data/telecom, auto electronics, appliances, and industrial electronics
Industrial: motor drives, utilities, industrial power supply, oil & gas, mining and other heavy industrial markets

Littelfuse
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Transaction Details Financing 50% of IXYS stock will be converted into the cash election and 50% converted to the equity election Total cash funding requirement of ~$375M Cash funding via cash on hand and additional debt Balance sheet maintains flexibility with pro forma Debt to Adjusted TTM EBITDA of 2.4x and Net Debt to Adjusted TTM EBITDA of 1.3x at close (1) Expected to close in Q1 2018, subject to customary closing conditions, including regulatory and IXYS stockholder approvals Dr. Nathan Zommer (Chairman and CEO of IXYS) is expected to join the Littelfuse Board of Directors (1) Based on Pro Forma Adjusted TTM EBITDA estimate as of transaction close

Summary

- Littelfuse to acquire IXYS for ~$750M transaction equity value (~$655M enterprise value) (1)
- IXYS stockholders receive $23 in cash or 0.1265 of a Littelfuse common share per IXYS share
- Transaction expected to close in Q1 2018

- Aligns with five-year strategy to accelerate growth across power control platform
- Expands access to industrial end market and greater power control auto penetration
- Complementary product portfolio drives cross-selling opportunities across channels

- Immediately accretive to adjusted EPS (2) and free cash flow (3)
- $30M+ in annualized cost savings achieved within 2 years after close
- Additional upside from revenue synergies and tax rate reduction

- Synergized adjusted operating & EBITDA margins align to Littelfuse long-term financial model
- Balance sheet remains flexible for future strategic acquisitions

(1) Based on Littelfuse's closing stock price on August 25, 2017 per Bloomberg.
(2) Including amortization of acquired intangibles and adjusting for one-time acquisition and integration related charges, and the fair value inventory step-up
(3) Free Cash Flow is defined as cash flow from operations less capital expenditures; adjusting for one-time acquisition and integration related charges

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Littelfuse, Inc. © 2017 10

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Appendix – Non-GAAP/Pro Forma Reconciliations